EXHIBIT 10.52

[***] DENOTES CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

NTC/MICRON CONFIDENTIAL

JOINT VENTURE AGREEMENT

This JOINT VENTURE AGREEMENT, dated this 21st day of April, 2008, is made and entered into by and between MICRON SEMICONDUCTOR B.V. (hereinafter “MNL”), a private limited liability company organized under the laws of the Netherlands and NANYA TECHNOLOGY CORPORATION (Nanya Technology Corporation [Translation from Chinese]) (hereinafter “NTC”), a company incorporated under the laws of the Republic of China (“ROC” or “Taiwan”) (MNL and NTC are each referred to individually as a “Shareholder,” and collectively as the “Shareholders”).

RECITALS

A.           Micron Technology, Inc., a Delaware corporation (“Micron”), and NTC have entered into that certain Master Agreement dated as of the date hereof (the “Master Agreement”) which provides, among other things, that the Shareholders will enter into a joint venture by contributing equally to the capital of a company incorporated in Taiwan so as to enable such company to manufacture and sell Stack DRAM Products exclusively to Micron and NTC.

B.            NTC has formed MeiYa Technology Corporation (MeiYa Technology Corporation [Translation from Chinese]), a company incorporated under the laws of the ROC (the “Joint Venture Company”), as such joint venture company.

C.            The Shareholders are now entering into this Agreement to set forth certain agreements regarding the ownership, governance and operation of the Joint Venture Company.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I
DEFINITIONS; INTERPRETATION

Section 1.1              Definitions.  In addition to the terms defined elsewhere in this Agreement, capitalized terms used in this Agreement shall have the respective meanings set forth below:

“Accountants” shall have the meaning set forth in Section 10.2(c)(ii) of this Agreement.

“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, including through one or more intermediaries, controls, is controlled by, or is under

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common control with such specified Person; and the term “affiliated” has a meaning correlative to the foregoing.

“Agreement” means this Joint Venture Agreement.

“Annual Budget” shall have the meaning set forth in Section 7.5(b)(ii) of this Agreement.

“Annual Business Plan” shall have the meaning set forth in Section 7.5(b)(i) of this Agreement.

“Answer Notice” shall have the meaning set forth in Section 7.3(b) of this Agreement.

“Applicable Law” means any applicable laws, statutes, rules, regulations, ordinances, orders, codes, arbitration awards, judgments, decrees or other legal requirements of any Governmental Entity.

“Articles of Incorporation” means the Articles of Incorporation of the Joint Venture Company in the form and substance as Exhibit A attached to the Master Agreement, and as amended from time to time.

“Baseline Flow” shall have the meaning set forth in Section 7.2(b)(iv) of this Agreement.

“Board of Directors” means the board of directors of the Joint Venture Company.

“Boundary Conditions” means, with respect to any fab, a requirement that, at any point in time:

(i)             there shall be [***] qualified Process Nodes in use for the manufacture of Stack DRAM Products; provided that at such fab there also may be [***] unqualified Process Node in use for setup, engineering and testing purposes so long as such unqualified Process Node is not in use for the manufacture of Stack DRAM Products for eventual resale to end customers of either Micron or NTC;

(ii)            such fab shall manufacture Stack DRAM Products with [***] Design IDs for Micron; and

(iii)           such fab shall manufacture Stack DRAM Products with [***] Design IDs for NTC.

“Business Day” means a day that is not a Saturday, Sunday or other day on which commercial banking institutions in either the ROC or the State of New York are authorized or required by Applicable Law to be closed.

“Business Plan” means the Initial Business Plan or any Annual Business Plan.

“Buyout Notice” shall have the meaning set forth in Section 13.1(a) of this Agreement.

“Buyout Price” shall have the meaning set forth in Section 12.3(a) of this Agreement.

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“Buyout Shares” shall have the meaning set forth in Section 13.1(a) of this Agreement.

“Chairman” means the Chairman of the Board of Directors.

“Change Notice” shall have the meaning set forth in Section 7.3(b) of this Agreement.

“Closing” means the remittance of the capital contribution to the Joint Venture Company as set forth in Section 2.6 of the Master Agreement.

“Closing Date” means the date on which the Closing occurs.  For purposes of this Agreement and the other agreements and instruments referenced herein, the Closing shall be deemed to have occurred at 11:59 p.m. in Taipei, Taiwan on such date.

“Competitively Sensitive Information” means any information, in whatever form, that has not been made publicly available relating to products and services that Micron or a Subsidiary of Micron, on the one hand, and NTC or a Subsidiary of NTC, on the other hand, sells in competition with the other at the execution of this Agreement or thereafter, including Stack DRAM Products, to the extent such information of the Person selling such products and services includes price or any element of price, customer terms or conditions of sale, seller-specific costs, volume of sales, output (but not including the Joint Venture Company’s output), bid terms of the foregoing type and such similar information as is specifically identified electronically or in writing to the Joint Venture Company by Micron or a Subsidiary of Micron, on the one hand, and NTC or a Subsidiary of NTC, on the other hand, as competitively sensitive information.

“Compliant Shareholder” shall have the meaning set forth in Section 13.1(a) of this Agreement.

“Confidentiality Agreement” shall have the meaning set forth in Section 15.13(a) of this Agreement.

“Contributing Shareholder” shall have the meaning set forth in Section 3.5 of this Agreement.

“Control” (whether or not capitalized) means the power or authority, whether exercised or not, to direct the business, management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of [***] of the votes entitled to be cast at a meeting of the members, shareholders or other equity holders of such Person or power to control the composition of a majority of the board of directors or like governing body of such Person; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Cure Period” shall have the meaning set forth in Section 12.5 of this Agreement.

“Deadlock” shall have the meaning set forth in Section 12.1 of this Agreement.

“Defaulting Shareholder” shall have the meaning set forth in Section 12.4 of this Agreement.

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“Design ID” means a part number that is assigned to a unique Stack DRAM Design of a particular Stack DRAM Product, which may include a number or letter designating a specific device revision.

“Design SOW” means [***].

“Divestiture Action” shall have the meaning set forth in Section 2.4(c)(v) of this Agreement.

“DRAM Product” means any stand-alone semiconductor device that is a dynamic random access memory device and that is designed or developed primarily for the function of storing data, in die, wafer or package form.

“Equity Interest” means a Shareholder’s percentage ownership of the Shares as determined by dividing the number of Shares owned by such Shareholder at the time of determination by the total issued and outstanding Shares at the time of determination.

“Event of Default” shall have the meaning set forth in Section 12.4 of this Agreement.

“Executive Vice President” shall have the meaning set forth in Section 5.5(b) of this Agreement.

“Exercise Notice” shall have the meaning set forth in Section 12.6(a) of this Agreement.

“Fab Lease” means that certain Lease and License Agreement between NTC, as landlord, and the Joint Venture Company, as tenant, referred to on Schedule 2.3 of the Master Agreement Disclosure Letter.

“Fair Value” means (i) if it is after the Listing of the Joint Venture Company, the [***] of the Shares immediately prior to the date of the Exercise Notice or the Buyout Notice, as applicable; or (ii) if prior to the Listing of the Joint Venture Company, the fair value immediately prior to the date of the Exercise Notice or Buyout Notice, as applicable, as determined by independent appraisers selected as follows: each Shareholder shall appoint one independent appraiser, which shall be an internationally recognized accounting or investment banking firm, and these two independent appraisers shall mutually select a third independent appraiser.  Each such appraiser shall in good faith conduct its own independent appraisal to determine the fair value of the Shares (ignoring any applicable minority discounts or effects of illiquidity that may be associated with the Shares of the Joint Venture Company), and [***] that are the closest in value shall be the Fair Value of the Shares.

“Filing” shall have the meaning set forth in Section 2.4 of this Agreement.

“Filing Event” shall have the meaning set forth in Section 2.4 of this Agreement.

“Fiscal Year” shall have the meaning set forth in Section 10.1 of this Agreement.

“GAAP” means generally accepted accounting principles, consistently applied for all periods at issue.

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“Governmental Entity” means any governmental authority or entity, including any agency, board, bureau, commission, court, municipality, department, subdivision or instrumentality thereof, or any arbitrator or arbitration panel.

“ICDR” means the International Centre for Dispute Resolution of the American Arbitration Association.

“Imaging Product” means any (i) semiconductor device having a plurality of photo elements (e.g., photodiodes, photogates, etc.) for converting impinging light into an electrical representation of the information in the light, (ii) image processor or other semiconductor device for balancing, correcting, manipulating or otherwise processing such electrical representation of the information in the impinging light, or (iii) combination of the devices described in clauses (i) and (ii).

“Initial Budget” shall have the meaning set forth in Section 7.5(a)(iii) of this Agreement.

“Initial Business Plan” shall have the meaning set forth in Section 7.5(a)(i) of this Agreement.

“Initial Period” shall have the meaning set forth in Section 7.5(a)(i) of this Agreement.

“Initiating Shareholder” shall have the meaning set forth in Section 7.3(b) of this Agreement.

“JDP Agreement” means that certain Joint Development Program Agreement between NTC and Micron referred to on Schedule 2.1 of the Master Agreement Disclosure Letter.

“JDP Committee” means the committee formed and operated by Micron and NTC to govern the performance of Micron and NTC under the JDP Agreement in accordance with the JDP Committee Charter.

“JDP Committee Charter” means the charter attached as Schedule 2 to the JDP Agreement.

“JDP Design” means any Stack DRAM Design resulting from the research and development activities of Micron and NTC pursuant to the JDP Agreement.

“JDP Process Node” means any Primary Process Node or Optimized Process Node resulting from the research and development activities of Micron and NTC pursuant to the JDP Agreement.

“JDP Work Product” means [***].

“Joint Venture Company” shall have the meaning set forth in the Recitals to this Agreement.

“Joint Venture Documents” means the Master Agreement and each of the agreements listed on Schedules 2.1 through 2.5 of the Master Agreement Disclosure Letter.

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“Joint Venture Reportable Events” shall have the meaning set forth in Section 10.3 of this Agreement.

“Leased Fab” means the Property as that term is defined in the Fab Lease.

“Listing” shall have the meaning set forth in Section 11.4(a) of this Agreement.

“Manufacturing Capacity” shall have the meaning set forth in Section 7.2(b)(iv) of this Agreement.

“Manufacturing Committee” shall have the meaning set forth in Section 7.2(b)(i) of this Agreement.

“Manufacturing Plan” shall have the meaning set forth in Section 7.2(c) of this Agreement.

“Master Agreement” shall have the meaning set forth in the Recitals to this Agreement.

“Master Agreement Disclosure Letter” means that certain Master Agreement Disclosure Letter, between NTC and Micron, dated as of the date hereof, containing the Schedules required by the provisions of the Master Agreement.

“Micron” shall have the meaning set forth in the Recitals to this Agreement.

“Micron Assigned Employee Agreement” means that certain Micron Assigned Employee Agreement between Micron and the Joint Venture Company referred to on Schedule 2.4 of the Master Agreement Disclosure Letter.

[***]

“MNL” shall have the meaning set forth in the preamble to this Agreement.

“NAND Flash Memory Product” means a non-volatile semiconductor memory device containing memory cells that are electrically programmable and electrically erasable whereby the memory cells consist of one or more transistors that have a floating gate, charge trapping regions or any other functionally equivalent structure utilizing one or more different charge levels (including binary or multi-level cell structures), with or without any on-chip control, I/O and other support circuitry, in wafer, die or packaged form.

“Non-compliant Shareholder” shall have the meaning set forth in Section 13.1(a) of this Agreement.

“Non-contributing Shareholder” shall have the meaning set forth in Section 3.5 of this Agreement.

“Non-Defaulting Shareholder” shall have the meaning set forth in Section 12.5 of this Agreement.

“Notice of Default” shall have the meaning set forth in Section 12.5 of this Agreement.

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“NTC” shall have the meaning set forth in the preamble to this Agreement.

“NTC Assigned Employee Agreement” means that certain NTC Assigned Employee Agreement between NTC and the Joint Venture Company referred to on Schedule 2.3 of the Master Agreement Disclosure Letter.

[***]

“NT$” means the lawful currency of the ROC.

“Offered Shares” means the Shares as defined in Section 9.3(a) of this Agreement.

“Optimized Process Node” means [***].

“Option Period” shall have the meaning set forth in Section 9.3(b) of this Agreement.

“Other Shareholder” shall have the meaning set forth in Section 7.3(b) of this Agreement.

“Output Percentage” means, with respect to a Shareholder and subject to Sections 7.3(b) and 8.4(d), the percentage as of the [***]; provided, however, that notwithstanding anything to the contrary in this Agreement, if all of the Shares owned by one Shareholder and its Subsidiaries (including its SPV) have been Transferred to the other Shareholder and/or its Affiliates in accordance with Section 3.5, 12.3, 12.6 or 13.1, the Output Percentage of the Shareholder that Transferred such Shares shall, [***]; and provided further, however, that if there is a merger or similar transaction involving the Joint Venture Company that results in the Shareholders either not owning shares of the survivor or in the Shareholders owning shares of the survivor in a relative proportion different than their relative Equity Interests immediately prior to such transaction, the Shareholders’ Output Percentages shall [***].

“Patent Rights” means all rights associated with any and all issued and unexpired patents and pending patent applications in any country in the world, together with any and all divisionals, continuations, continuations-in-part, reissues, reexaminations, extensions, foreign counterparts or equivalents of any of the foregoing, wherever and whenever existing.

“Permitted Transfer” shall have the meaning set forth in Section 9.2 of this Agreement.

“Person” means any natural person, corporation, joint stock company, limited liability company, association, partnership, firm, joint venture, organization, business, trust, estate or any other entity or organization of any kind or character.

“Phantom Shares” shall have the meaning set forth in Section 7.3(b) of this Agreement.

“President” shall have the meaning set forth in Section 5.5(a) of this Agreement.

“Primary Process Node” means [***].

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“Probe Testing” means testing, using a wafer test program as set forth in the applicable specifications, of a wafer that has completed all processing steps deemed necessary to complete the creation of the desired Stack DRAM integrated circuits in the die on such wafer, the purpose of which test is to determine how many and which of the die meet the applicable criteria for such die set forth in the specifications.

“Process Node” means [***].

“Process Technology” means that process technology developed before expiration of the Term (as defined in the JDP Agreement) and utilized in the manufacture of Stack DRAM wafers, including Probe Testing and technology developed through Product Engineering thereof, regardless of the form in which any of the foregoing is stored, but excluding any Patent Rights and any technology, trade secrets or know-how that relate to and are used in any back-end operations (after Probe Testing).

“Product Engineering” means any one or more of the engineering activities described on Schedule 7 of the JDP Agreement as applied to Stack DRAM Products or Stack DRAM Modules

“Proposing Shareholder” shall have the meaning set forth in Section 12.3(a) of this Agreement.

“Receiving Party” shall have the meaning set forth in Section 9.3(a) of this Agreement.

“Receiving Shareholder” shall have the meaning set forth in Section 12.3(a) of this Agreement.

“Regulatory Law” shall have the meaning set forth in Section 2.4 of this Agreement.

“Replacement Period” means, with respect to any Shares Transferred to employees of a Transferring Shareholder or its Wholly-Owned Subsidiary (or, if MNL is the Transferring Shareholder, to employees of Micron or its Wholly-Owned Subsidiaries) as contemplated by Section 8.4(b), the period [***].

“ROC” shall have the meaning set forth in the preamble to this Agreement.

“ROC Company Law” means the Company Law of the ROC, promulgated on December 26, 1929, and as last amended on February 3, 2006.

“ROC Securities Exchange Law” means the Securities and Exchange Law of the ROC, promulgated on April 30, 1968, and as last amended on May 30, 2006.

“Sale Offer” shall have the meaning set forth in Section 9.3(a) of this Agreement.

“Share Acquisition” shall have the meaning set forth in Section 7.3(b) of this Agreement.

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“Share Disposition” shall have the meaning set forth in Section 7.3(b) of this Agreement.

“Shareholder” shall have the meaning set forth in the preamble to this Agreement.

“Shareholders’ Meeting” or “Shareholders’ Meetings” shall have the meaning set forth in Section 6.2 of this Agreement.

“Shares” means the ordinary shares of the Joint Venture Company, each having a par value of [***].

“SOW” means a statement of the work that describes research and development work to be performed under the JDP Agreement and that has been adopted by the JDP Committee pursuant to Section 3.2 of the JDP Agreement.

“Software” means computer program instruction code, whether in human readable source code form, machine executable binary form, firmware, scripts, interpretive text, or otherwise.  The term “Software” does not include databases and other information stored in electronic form, other than executable instruction codes or source code that is intended to be compiled into executable instruction codes.

“SPV” shall have the meaning set forth in Section 8.4(a) of this Agreement.

“Stack DRAM” means dynamic random access memory cell that functions by using a  capacitor arrayed predominantly above the semiconductor substrate.

“Stack DRAM Design” means, with respect to a Stack DRAM Product, the corresponding design components, materials and information listed on Schedule 3 of the JDP Agreement or as otherwise determined by the JDP Committee in a SOW.

“Stack DRAM Module” means one or more Stack DRAM Products in a JEDEC-compliant package or module (whether as part of a SIMM, DIMM, multi-chip package, memory card or other memory module or package).

“Stack DRAM Product” means any memory comprising Stack DRAM, whether in die or wafer form.

“Subsidiary” means with respect to any specified Person, any other Person that, directly or indirectly, including through one or more intermediaries, is controlled by such specified Person.

“Supply Agreement” means that certain Supply Agreement among NTC, Micron and the Joint Venture Company referred to on Schedule 2.5 of the Master Agreement Disclosure Letter..

“Taiwan” shall have the meaning set forth in the preamble to this Agreement.

“Taiwan GAAP” means GAAP used in the ROC, as in effect from time to time.

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“Technology Transfer Agreement” means that certain Technology Transfer Agreement among NTC, Micron and the Joint Venture Company referred to on Schedule 2.5 of the Master Agreement Disclosure Letter.

“Third Party” means any Person other than Micron, NTC, the Joint Venture Company or any of their respective Subsidiaries.

“Transfer” shall have the meaning set forth in Section 9.1(a) of this Agreement.

“Transfer Notice” shall have the meaning set forth in Section 9.3(a) of this Agreement.

“Transfer Period” shall have the meaning set forth in Section 9.3(d) of this Agreement.

“Transfer Restriction Period” shall have the meaning set forth in Section 9.1(a) of this Agreement.

“Transferor” shall have the meaning set forth in Section 9.3(a) of this Agreement.

“Transferred Technology” means [***].

“Transferring Shareholder” shall have the meaning set forth in Section 8.4(a) of this Agreement.

“TTA 68-50” means that certain Technology Transfer Agreement for 68-50 nm Process Nodes between Micron and the Joint Venture Company referred to on Schedule 2.4 of the Master Agreement Disclosure Letter.

“U.S. GAAP” means GAAP used in the United States, as in effect from time to time.

“Vice-Chairman” means the Vice Chairman of the Board of Directors.

“Wholly-Owned Subsidiary” of a Person means a Subsidiary, all of the shares of stock or other ownership interests of which are owned, directly or indirectly through one or more intermediaries, by such Person, other than a nominal number of shares or a nominal amount of other ownership interests issued in order to comply with requirements that such shares or interests be held by one or more other Persons, including requirements for directors’ qualifying shares or interests, requirements to have or maintain two or more stockholders or equity owners or other similar requirements.

Section 1.2              Certain Interpretive Matters.

(a)           Unless the context requires otherwise, (i) all references to Sections, Articles, Exhibits, Appendices or Schedules are to Sections, Articles, Exhibits, Appendices or Schedules of or to this Agreement, (ii) each accounting term not otherwise defined in this Agreement has the meaning commonly applied to it in accordance with Taiwan GAAP, (iii) words in the singular include the plural and vice versa, (iv) the term “including” means “including without limitation,” and (v) the terms “herein,” “hereof,” “hereunder” and words of similar import shall mean references to this

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Agreement as a whole and not to any individual section or portion hereof.  Unless otherwise denoted, all references to “$” or dollar amounts will be to lawful currency of the United States of America.  All references to “day” or “days” mean calendar days.

(b)           No provision of this Agreement will be interpreted in favor of, or against, either Shareholder by reason of the extent to which (i) such Shareholder or its counsel participated in the drafting thereof, or (ii) such provision is inconsistent with any prior draft of this Agreement or such provision.

ARTICLE II
THE JOINT VENTURE COMPANY

Section 2.1              General Matters.

(a)           Name.  The Joint Venture Company shall be named “MeiYa Technology Corporation” [Translation from Chinese] in Chinese and “MeiYa Technology Corporation” in English.  The Shareholders acknowledge and agree that the Joint Venture Company shall be continued as a company-limited-by-shares under the laws of the ROC.

(b)           Purpose.  The purpose of the Joint Venture Company shall be the manufacturing and sale of certain Stack DRAM Products exclusively for and to Micron and NTC; and the entry of, or engagement in, any such lawful transactions or activities in furtherance of the foregoing purpose.

(c)           Business Scope.  Subject to amendment by the Shareholders from time to time and any necessary approval from the relevant Governmental Entities, the registered business scope of the Joint Venture Company shall be as set forth in its business license, other incorporation documents and the Articles of Incorporation, all as mutually agreed upon by the Shareholders.

(d)           Principal Place of Business.  The registered address and the principal place of business of the Joint Venture Company shall be at 5F, 201-36 Tung Hwa North RD, Taipei City, Taiwan, ROC.  The Board of Directors may change the registered address and the principal place of business of the Joint Venture Company to such other place as the Board of Directors may from time to time determine, and, if necessary, the Board of Directors shall cause the Joint Venture Company’s registration documents to be amended in accordance with the requirements of the Applicable Laws so as to effectuate the change in the registered address and the principal place of business of the Joint Venture Company.  The Joint Venture Company may maintain offices and places of business at such other place or places within or outside of Taiwan as the Board of Directors may deem to be advisable.

Section 2.2              Articles of Incorporation.  The Shareholders shall, at or promptly after the Closing, cause the Joint Venture Company to adopt the Articles of Incorporation as its articles of incorporation and to file the Articles of Incorporation in accordance with Applicable Laws of the ROC.  In case of any conflict or inconsistency between the provisions of the Articles of Incorporation and the terms of this Agreement, the terms of

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this Agreement shall prevail as between the Shareholders to the extent permitted under the Applicable Laws.  The Shareholders shall exercise all rights available to them to give effect to the terms of this Agreement to the extent permissible under the Applicable Laws and to take such reasonable steps to amend the Articles of Incorporation as soon as practicable to the extent necessary to remove any such conflict or inconsistency.

Section 2.3              Maintenance of Joint Venture Company.  The Shareholders shall cause the Board of Directors, or officers of the Joint Venture Company, to make or cause to be made, from time to time, filings and applications to the relevant Governmental Entities in the ROC to amend any registration, license or permit of the Joint Venture Company as the Board of Directors reasonably considers necessary or appropriate under the Applicable Laws so as to ensure (a) the due incorporation and continuation of the Joint Venture Company as a company-limited-by-shares under the laws of the ROC and (b) compliance with the terms of this Agreement.

Section 2.4              Governmental Approvals.  In the event that either Shareholder takes or desires to take any action contemplated by this Agreement that could reasonably be expected to result in an event or transaction, including without limitation (i) the purchase by either Shareholder of Shares pursuant to Section 3.5, 9.3, 12.3, 12.6 or Article XIII or (ii)  the making of a contribution to the capital of the Joint Venture Company as contemplated by Section 3.2 or 3.3, which event or transaction, as to each of the foregoing, would require either Shareholder to make a filing, notification or any other required or requested submission under antitrust, competition, foreign investment, company or fair trade law (any such event or transaction, a “Filing Event” and any such filing, notification, or any such other required or requested submission, a “Filing” and any such law, a “Regulatory Law”), then:

(a)           the Shareholder taking such action, in addition to complying with any other applicable notice provisions under this Agreement, shall promptly notify the other Shareholder of such Filing Event, which notification shall include an indication that Filings under the Regulatory Law will be required;

(b)           notwithstanding any provision to the contrary in this Agreement, a Filing Event may not occur or close until after any applicable waiting period (including any extension thereof) under the Regulatory Law, as applicable to such Filing Event, shall have expired or been terminated, and all approvals under regulatory Filings in any jurisdiction that shall be necessary for such Filing Event to occur or close shall have been obtained, and any applicable deadline for the occurrence or closing of such Filing Event contained in this Agreement shall be delayed, so long as both Shareholders are proceeding diligently in accordance with this Section 2.4 to seek any such expiration, termination or approval, and so long as there are no other outstanding conditions preventing the occurrence or closing of the Filing Event;

(c)           the Shareholders shall, and shall cause any of their relevant Affiliates to:

(i)             as promptly as practicable, make their respective Filings under the applicable Regulatory Law;

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(ii)            promptly respond to any requests for additional information from the applicable Governmental Entity;

(iii)           subject to applicable Regulatory Laws, use commercially reasonable efforts to cooperate with each other in the preparation of, and coordinate, such Filings (including the exchange of drafts between each party’s outside counsel) so as to reduce the length of any review periods;

(iv)           subject to applicable Regulatory Laws, cooperate and use their respective commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under Regulatory Law in connection with such Filing Event, including using commercially reasonable efforts to provide information, obtain necessary exemptions, rulings, consents, clearances, authorizations, approvals and waivers, and effect necessary registrations and filings;

(v)            subject to applicable Regulatory Laws, use their commercially reasonable efforts to (a) take actions that are necessary to prevent the applicable Governmental Entity from filing an action with a court or Governmental Entity that, if the Governmental Entity prevailed, would restrict, enjoin, prohibit or otherwise prevent or materially delay the consummation of the Filing Event, including an action by any such Governmental Entity seeking a requirement to (i) sell, license or otherwise dispose of, or hold separate and agree to sell or otherwise dispose of, assets, categories of assets or businesses of either Shareholder, the Joint Venture Company, or any of their respective Subsidiaries; (ii) terminate existing relationships and contractual rights and obligations of either Shareholder, the Joint Venture Company or any of their respective Subsidiaries; (iii) terminate any relevant joint venture or other arrangement; or (iv) effectuate any other change or restructuring of either Shareholder or the Joint Venture Company (as to each of the foregoing, a “Divestiture Action”), and (b) contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any order that restricts, enjoins, prohibits or otherwise prevents or materially delays the occurrence or closing of such Filing Event; and

(vi)           subject to applicable Regulatory Laws, prior to the making or submission of any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal by or on behalf of either Shareholder in connection with proceedings under or relating to the applicable Regulatory Law, consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals, and provide one another with copies of all material communications from and filings with, any Governmental Entities in connection with any Filing Event;

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(d)           notwithstanding anything to the contrary in this Section 2.4, nothing in this Section 2.4 shall require either Shareholder or its respective Affiliates, or the Joint Venture Company, to take any Divestiture Action; and

(e)           if the Filing Event is prevented from occurring or closing as a result of any applicable Regulatory Laws, after exhausting all efforts required under this Section 2.4 to obtain the necessary approval of any applicable Governmental Entity, then the Shareholders shall negotiate in good faith to agree upon an alternative event or transaction that would be permissible under applicable Regulatory Laws, and would approximate, as closely as possible, the intent and contemplated effect of the original Filing Event.

ARTICLE III
CAPITALIZATION; CONTRIBUTION OF CAPITAL

Section 3.1              Authorized Capital.  The Joint Venture Company shall have an initial authorized capital of [***] divided into [***] Shares.  In accordance with Section 6.5, the authorized capital may be amended from time to time by the Shareholders, as may be necessary or desirable to consummate the transactions contemplated herein and in accordance with the Applicable Laws of the ROC.

Section 3.2              Capital Contributions at or Prior to the Closing.

(a)           In connection with the formation of the Joint Venture Company, NTC shall have contributed to the Company, prior to the Closing, NT$ 1,000,000 as an initial contribution to the capital of the Joint Venture Company for the subscription of one hundred thousand (100,000) Shares.

(b)           Pursuant to the Master Agreement and subject to the terms and conditions thereof, at the Closing, NTC shall contribute to the Joint Venture Company, through the subscription of one hundred nineteen million nine hundred thousand (119,900,000) Shares, NT$ 1,199,000,000.  Pursuant to the Master Agreement and subject to the terms and conditions thereof, at the Closing, MNL shall contribute to the Joint Venture Company, through the subscription of one hundred twenty million (120,000,000) Shares, NT$ 1,200,000,000.

Section 3.3              Additional Capital Contributions.  In addition to the capital contributions referred to in Section 3.2, each of MNL and NTC commits to making, on or prior to  December 31, 2009, additional capital contributions of the NT$ equivalent (rounded down to the nearest NT$10,000) of $510 million each, for total capital contributions by each Shareholder to the Joint Venture Company of $550 million.  The timing of the capital increase by the Joint Venture Company and the injection of additional capital by the Shareholders under this Section 3.3, including the per Share purchase price with respect to the purchase of Shares at each capital increase, shall be mutually agreed by the Shareholders and approved by the Board of Directors, as appropriate; provided, that, the timing of the completion of the capital contributions by the Shareholders as contemplated under this Section 3.3 shall in no event be later than December 31, 2009.

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Section 3.4              Further Capital Contributions.

(a)           No Further Obligation.  Unless otherwise agreed by the Shareholders in writing, neither Shareholder shall be obligated to make any further contribution of capital to the Joint Venture Company beyond those contemplated by Section 3.2 and Section 3.3.

(b)           Future Cash Requirements.  To the extent possible, in addition to the use of proceeds from the subscription of any Shares, all future cash requirements of the Joint Venture Company shall be satisfied first from cash flow generated by operations of the Joint Venture Company and second from financing that the Joint Venture Company may procure pursuant to Article IV of this Agreement.

Section 3.5              Failure of a Shareholder to Contribute Capital.

(a)           Put or Call Rights.  In the event that a Shareholder (for purpose of this Section 3.5, the “Non-contributing Shareholder”) fails to contribute to the capital of the Joint Venture Company as contemplated by Section 3.2 and 3.3, the other Shareholder (for purpose of this Section 3.5, the “Contributing Shareholder”) shall have the right, but not the obligation, by written notice to the Non-contributing Shareholder, to require the Non-contributing Shareholder to:

(i)             [***]; or

(ii)            [***].

(b)           Completion of Put/Call.

(i)             The Shareholders shall in good faith complete the sale or purchase transaction contemplated under Section 3.5(a) as soon as practicable, but in no event later than [***] days after delivery of the notice by the Contributing Shareholder.

(ii)            [***].

Section 3.6              Miscellaneous Capital Provision.

(a)           No Interest.  No interest shall be payable to a Shareholder on its capital contributions to the Joint Venture Company.  Except through a reduction of capital or upon dissolution of the Joint Venture Company, a Shareholder shall not be entitled to withdraw or the return of any of its capital contributions.

(b)           [***].

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ARTICLE IV
BANK LOANS

If the Board of Directors shall at any time determine that there is a need for the Joint Venture Company to obtain external financing, the Shareholders will assist the Joint Venture Company to seek and obtain commercial loans or other financing arrangements from banks and other financial institutions on competitive market terms and otherwise as the Joint Venture Company may reasonably require; provided, however, that any such loans from external sources shall be secured only by the assets of the Joint Venture Company and repaid from the cash flow of the Joint Venture Company.  None of the Shareholders (or any of their representatives) shall be obligated under this Agreement or otherwise to provide any guarantee or security for any such loans in favor of the Joint Venture Company, unless specifically agreed in writing by such Shareholder (or its duly authorized representative).  The Shareholders shall cause the Joint Venture Company to use commercially reasonable efforts, from and after the Closing, to obtain [***] in commercial loans to be used in accordance with the Initial Business Plan.

ARTICLE V
MANAGEMENT OF THE JOINT VENTURE COMPANY

Section 5.1              Board of Directors.

(a)           Power and Authority.  The Board of Directors shall be responsible for the overall management of the business, affairs and operations of the Joint Venture Company.  The Board of Directors shall have all the rights and powers given to it under the Articles of Incorporation and the Applicable Laws of the ROC, including without limitation, the ROC Company Law.

(b)           Number of Directors.  The Articles of Incorporation shall provide for the Joint Venture Company to have a Board of Directors consisting of [***] directors.  The directors shall be designated and elected as follows:

(i)            MNL shall be entitled to designate a number of Persons as its representatives to be elected as directors of the Joint Venture Company equal to  [***]; and

(ii)           NTC shall be entitled to designate a number of Persons as its representatives to be elected as directors of the Joint Venture Company equal to [***].

(c)           Agreement to Vote.

(i)           The Shareholders agree to vote, in any meeting of the shareholders where directors are elected, in a coordinated manner, to elect all of the Persons designated by the Shareholders in accordance with Section 5.1(b) above, which shall [***].  As soon as practicable after the Closing, the Shareholders shall elect the [***].

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(ii)           If for any reason the Shareholders shall be unable to elect [***] Persons to be their representatives to serve as directors pursuant to Section 5.1(b), the Shareholders shall vote, in a coordinated manner, to elect as many of such Persons as possible.  The number of Persons so elected shall be allocated between the Shareholders as follows:

(A)           MNL shall be entitled to designate a number of Persons to be so elected that is equal to [***]; and

(B)           NTC shall be entitled to designate a number of Persons to be so elected that is equal to [***].

(iii)           Notwithstanding Section 5.1(c)(ii) above, if [***].

(d)           Removal and Replacement.  Any of the representatives serving as directors on the Board of Directors may be removed or replaced for any reason by the Shareholder that designated him or her.  If any such representative serving on the Board of Directors is so removed or replaced or otherwise ceases to serve as a director on the Board of Directors, the Shareholder that designated such representative shall be entitled to designate another Person to fill such vacancy.

(e)           Compensation.  The directors, except for the independent directors, if any, shall not receive any compensation for serving as such, although the Board of Directors may authorize the reimbursement of expenses reasonably incurred in connection with the performance of their duties.

(f)           Meetings of the Board of Directors; Notice.

(i)             The Board of Directors shall meet from time to time but at least once per fiscal quarter in Taiwan (or such other place as the Board of Directors may decide) by not less than ten (10) days notice in writing.  Emergency meetings of the Board of Directors may be convened from time to time by the Chairman, or the Vice-Chairman pursuant to Section 5.2(c), by not less than three (3) days notice in writing.

(ii)            A notice of a meeting of the Board of Directors shall contain the time, date, location and agenda for such meeting.  The presence of any director at a meeting (including attendance by means of video conference) shall constitute a waiver of notice of the meeting with respect to such director.

(iii)           The Board of Directors shall cause written minutes to be prepared of all actions, determinations and resolutions taken by the Board of Directors and a copy thereof sent to each director and supervisor of the Joint Venture Company within twenty (20) days of each meeting.

(g)           Proxy and Video Conference.  In any case where a director cannot attend a meeting of the Board of Directors, that director may appoint another director as his or her proxy in accordance with the ROC Company Law.  All or any of the directors may

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participate in a meeting of the Board of Directors by means of a video conference which allows all persons participating in the meeting to see and hear each other.  A director so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly.

(h)          Quorum.  The presence of at least [***] of the directors in office (including at least [***] directors (or with respect to a Shareholder that only appoints [***], that [***]) appointed by each of the Shareholders), in person, by proxy or by video conference, shall be necessary and sufficient to constitute a quorum for the purpose of taking action by the directors at any meeting of the Board of Directors.  No action taken by the Board of Directors at any meeting shall be valid unless the requisite quorum is present.

(i)           Voting.  Unless a higher majority of votes is specifically required under the ROC Company Law or the Articles of Incorporation, all actions, determinations or resolutions of the Board of Directors shall require the affirmative vote of a [***] majority of the directors present at any meeting of the Board of Directors at which a quorum is present.

(j)           Matters Requiring the Approval of the Board of Directors.  Each of the following actions shall require the approval of the Board of Directors by resolution adopted in accordance with Section 5.1(i) above (which approval may be obtained through the adoption of a Business Plan by the Board of Directors in accordance with Section 7.5, provided, that the relevant Business Plan sets forth such action in reasonable detail):

(i)             appointing or removing the Chairman or Vice Chairman of the Board of Directors and appointing or removing the President, the Executive Vice President or any Vice  Presidents of the Joint Venture Company;

(ii)            approving or amending any Business Plan;

(iii)           issuing new Shares within the authorized capital of the Joint Venture Company;

(iv)           determining long-term policies of the Joint Venture Company including substantial change in the organizational structure and business operation of the Joint Venture Company;

(v)            determining employment terms, including compensation packages, of the President, the Executive Vice President and any Vice Presidents of the Joint Venture Company;

(vi)           adopting or making any material changes to any employee benefit plan, including any incentive compensation plan;

(vii)          entering into or amending any collective bargaining arrangements or waiving any material provision or requirement thereof;

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(viii)         establishing Subsidiaries, opening and closing branch offices, acquiring or selling any equity interests in another Person, establishing new business sites and closing of existing ones;

(ix)            setting the limits of authorities of various executive positions and approving the internal chart of authorities;

(x)             making capital expenditures (or a group of related capital expenditures) in an amount equal to or greater than [***] individually or [***] in the aggregate in any one fiscal quarter;

(xi)            borrowing or lending to, or guaranteeing the obligations of, any Third Party;

(xii)           preparing and submitting the financial statements to the shareholders of the Joint Venture Company for their approval;

(xiii)          pledging or hypothecating, or creating any encumbrance or other security interest in, the Joint Venture Company’s assets;

(xiv)         entering into an agreement for the purchase, transfer, sale or any other disposal of assets valued at an amount greater than [***];

(xv)          entering into, amending or terminating any material agreement relating to intellectual property rights or know how;

(xvi)         establishing, modifying or eliminating any significant accounting or tax policy, procedure or principle;

(xvii)        commencing or settling any litigation, except routine employment litigation matters;

(xviii)       redeeming or repurchasing Shares;

(xix)          selecting, appointing and replacing attorneys, accountants, auditors and financial advisors for the Joint Venture Company or any of its Subsidiaries;

(xx)           preparing and submitting proposals for surplus earning distributions and loss offset to the shareholders of the Joint Venture Company for approval;

(xxi)          making any material purchase, sale or lease (as lessor or lessee) of any real property;

(xxii)         making any public announcement by the Joint Venture Company or any Subsidiary of the Joint Venture Company of any material non-public information;

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(xxiii)        making any filing with, public comments to or negotiation or discussion with, any Governmental Entity (excluding regular operating filings and other routine administrative matters);

(xxiv)       establishing, overseeing and modifying the investment policies of the Joint Venture Company with respect to funds held by the Joint Venture Company.

(xxv)         (i) voluntarily commencing or determining not to contest in a timely and appropriate manner any involuntary proceeding or filing any petition seeking relief under bankruptcy, insolvency, receivership or similar laws, (ii) applying for or consenting to the appointment of a receiver, trustee, custodian, conservator or similar official for the Joint Venture Company or any Subsidiary of the Joint Venture Company, or for a substantial part of their property or assets, (iii) filing an answer admitting the material allegations of a petition filed against the Joint Venture Company or any Subsidiary of the Joint Venture Company in any proceeding described above, (iv) consenting to any order for relief issued with respect to any proceeding described in this subsection (xxv), (v) making a general assignment for the benefit of creditors, or (vi) admitting in writing the Joint Venture Company’s inability, or the failure of the Joint Venture Company or of any Subsidiary of the Joint Venture Company generally, to pay its debts as they become due or taking any action for the purpose of effecting any of the foregoing;

(xxvi)       submitting any matters to the shareholders of the Joint Venture Company for consideration or approval as may be required by law; and

(xxvii)      deciding other important matters related to the Joint Venture Company that arise other than in the ordinary course of business.

Section 5.2              Chairman and Vice-Chairman.

(a)           Chairman.  The Chairman of the Board of Directors shall be a director designated by NTC, subject to the consent of MNL, which consent shall not be unreasonably withheld (unless MNL has the right to appoint more directors than NTC, in which case, MNL shall make the designation, subject to the consent of NTC, which consent shall not be unreasonably withheld).  The Chairman shall have such duties and responsibilities as may be assigned to him or her by the Board of Directors.  The Chairman shall not have a second or casting vote.

(b)          Vice-Chairman.  The Vice-Chairman of the Board of Directors shall be a director designated by the Shareholder that does not have the right to designate the Chairman, subject to the consent of the other Shareholder, which consent shall not be unreasonably withheld.  The Vice-Chairman shall not have a second or casting vote.

(c)           Convening of the Board of Directors Meeting.  Meetings of the Board of Directors shall be convened by the Chairman.  Each director of the Joint Venture Company shall have the right to request the Chairman to convene a meeting of the Board of Directors indicating the proposed agenda.  If the Chairman does not, within one week (or within three (3) days for convening an emergency meeting of the Board of

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Directors), comply with such director’s request, the Vice-Chairman shall have the right to convene the meeting of the Board of Directors as requested by such director.

Section 5.3              Supervisors.

(a)           Number of Supervisors. The Articles of Incorporation shall provide for the Joint Venture Company to have [***] supervisors.  Each Shareholder shall be entitled to designate [***] to be elected as a supervisor of the Joint Venture Company.

(b)           Agreement to Vote.  The Shareholders agree to vote, in any meeting of the shareholders where supervisors are elected, in a coordinated manner, to elect all of the Persons designated by the Shareholders in accordance with Section 5.3(a) above.  As soon as practicable after the Closing, the Shareholders shall elect the [***] designated by MNL, and the [***] designated by NTC, to serve as supervisors of the Joint Venture Company.

(c)           Removal and Replacement.  Any of the supervisors may be removed or replaced for any reason by the Shareholder that designated him or her.  If any supervisor is so removed or replaced or otherwise ceases to serve as a supervisor, the Shareholder that designated such supervisor shall be entitled to designate another Person to fill such vacancy.

(d)           Compensation.  The supervisors, except for the independent supervisors, if any, shall not receive any compensation for serving as such, although the Board of Directors may authorize the reimbursement of expenses reasonably incurred in connection with the performance of their duties.

(e)           Restriction on Employment.  The supervisors shall not be concurrently employed by the Joint Venture Company in any other capacity.

Section 5.4              Independent Directors and Independent Supervisors.  To the extent that independent directors and independent supervisors are required under the Applicable Laws of the ROC, the Shareholders shall elect such minimum number of independent directors and independent supervisors as required.  Such independent directors and independent supervisors shall be nominated [***].

Section 5.5              President and Executive Vice President.

(a)           President.  The Articles of Incorporation shall provide for the Joint Venture Company to have a president (the “President”), who shall report to the Board of Directors and serve at its pleasure.  The President shall have such daily operation and management responsibilities of the Joint Venture Company as may be assigned or delegated by the Board of Directors from time to time.  [***].

(b)           Executive Vice President.  The Articles of Incorporation shall provide for the Joint Venture Company to have an executive vice president (the “Executive Vice President”), who shall also report to the Board of Directors and serve at its pleasure.  The Executive Vice President shall work with and assist the President in executing the

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daily operation and management responsibilities of the Joint Venture Company and shall have such other responsibilities as may be assigned or delegated by the Board of Directors from time to time.  [***].

(c)           Termination and Vacancy.  The Board of Directors shall have the exclusive right to terminate the services of the President and the Executive Vice President with or without cause.  In the event of any such termination or in the event of any vacancy as a result of death, resignation, retirement or any other reason, the Shareholder that nominated the President or the Executive Vice President, as the case may be, shall be entitled to nominate another Person, subject to the same consent requirement set forth in Sections 5.5(a) or (b) above, as the case may be, to fill such vacancy for appointment by the Board of Directors.

(d)           Work as a Team.  The President and the Executive Vice President shall work as a team in executing their duties and responsibilities.

Section 5.6              Other Officers.  The President and the Executive Vice President may appoint, subject to the approval of the Board of Directors, and be assisted by such other officers of the Joint Venture Company as the President and the Executive Vice President may consider necessary or desirable from time to time.  Such other officers shall perform such duties and have such powers specifically delegated to them by the Board of Directors from time to time.  The Board of Directors shall determine, from time to time, the compensation, including any incentive compensation, for which such officers may be offered.  The Board of Directors may, from time to time, also appoint, and assign titles to, other officers of the Joint Venture Company, and delegate to such officers such authorities and duties as the Board of Directors may deem advisable.

ARTICLE VI
SHAREHOLDERS’ MEETINGS

Section 6.1              Annual Meeting.  The annual meetings of the shareholders of the Joint Venture Company shall be convened at least once annually by not less than twenty (20) days prior notice in writing accompanied by an agenda specifying the business to be transacted.

Section 6.2              Special Meeting.  Special meetings of the shareholders of the Joint Venture Company may be held from time to time and shall be convened by the Board of Directors by not less than ten (10) days prior notice in writing accompanied by an agenda specifying the business to be transacted.  (Any annual meetings of the shareholders and any special meetings of the shareholders shall individually be referred to as a “Shareholders’ Meeting” and collectively be referred to as “Shareholders’ Meetings.”)

Section 6.3              Quorum.  Unless a higher quorum is required under the Applicable Laws, the presence of the shareholders of the Joint Venture Company representing [***] or more of the issued and outstanding Shares of the Joint Venture Company shall be necessary and sufficient to constitute a quorum for the purpose of taking action at any

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Shareholders’ Meeting of the Joint Venture Company.  No action taken at a Shareholders’ Meeting shall be valid unless the requisite quorum is present.

Section 6.4              Voting.  Each Share shall entitle its holder to one vote.  Unless a higher vote is required under the Applicable Laws, all actions, determinations or resolutions of the shareholders at any Shareholders’ Meeting of the Joint Venture Company shall require the affirmative vote of [***] or more of the votes represented in person or by proxy at the Shareholders’ Meeting at which a quorum is present.

Section 6.5              Matters Requiring the Approval of the Shareholders.  Each of the following actions shall require the approval of the shareholders of the Joint Venture Company by resolution adopted in accordance with Section 6.4 above:

(a)           amending, restating or revoking the Articles of Incorporation;

(b)           electing or removing the directors or the supervisors;

(c)           approving the balance sheet and other financial statements received from the Board of Directors;

(d)          approval of surplus earning distribution or loss offset proposals;

(e)           any merger, consolidation or other business combination to which the Joint Venture Company is a party, or any other transaction to which the Joint Venture Company is a party (other than where the Joint Venture Company is merged or combined with or consolidated into a Wholly-Owned Subsidiary of the Joint Venture Company), resulting in (i) a change of control of the Joint Venture Company, other than a change of control that may occur pursuant to Section 3.5, 9.3, 12.3, 12.6 or 13.1 or (ii) the sale of all or substantially all assets of the Joint Venture Company;

(f)            liquidation or dissolution of the Joint Venture Company; and

(g)           other actions reserved to the determination of the shareholders of the Joint Venture Company by the ROC Company Law.

ARTICLE VII
OPERATIONS

Section 7.1              Manufacturing Facility; Fab Equipment.

(a)           Fab Equipment.  Subject to the mutual agreement of the Shareholders, the Joint Venture Company may purchase, at fair market value, NTC’s idle equipment that is suitable for use in connection with the manufacturing of Stack DRAM Products in the Leased Fab.

(b)           Upgrade and Enhancements.  [***].

Section 7.2              Manufacturing Operations.

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(a)           Front-End Manufacturing Operations.  The Joint Venture Company’s front-end manufacturing operations will utilize the Transferred Technology, JDP Designs, JDP Process Nodes and JDP Work Product, and operate, at all times, within the Boundary Conditions, and in a manner consistent with the process of records and model of records in the Transferred Technology, JDP Designs, JDP Work Product and JDP Process Nodes, as any of the foregoing is transferred to the Joint Venture Company pursuant to the TTA 68-50 or the Technology Transfer Agreement.  The Shareholders shall cause the Joint Venture Company not to operate outside of the processes of records and models of records so transferred.  Unless both Shareholders agree otherwise, [***].

(b)           Manufacturing Committee.

(i)             The Shareholders shall jointly establish a manufacturing committee (the “Manufacturing Committee”) of the Joint Venture Company, [***].  The members of the Manufacturing Committee shall serve at the pleasure of the Shareholder appointing them and may be removed from the Manufacturing Committee and replaced by such Shareholder at any time with or without cause.

(ii)            NTC’s members of the Manufacturing Committee shall generally be employees of NTC, and MNL’s members of the Manufacturing Committee shall generally be employees of Micron, in each case who are responsible for product loading and planning decisions and who can coordinate the loading of product at the Joint Venture Company level.

(iii)           The Manufacturing Committee shall be responsible for [***].  In reaching such decisions, the Manufacturing Committee may take advice and input from such sources as it deems appropriate.

(iv)           In the event that the members of the Manufacturing Committee cannot agree on product loading decisions, then the Manufacturing Committee will permit, with respect to each Process Node, [***].

(v)            On a quarterly basis, or as otherwise determined by the Manufacturing Committee, the Manufacturing Committee shall determine the Baseline Flow and calculate [***] available for each Process Node for allocation at each fab of the Joint Venture Company to each of Micron and NTC based on, [***].  The Manufacturing Committee shall develop the loading plan for wafer starts at each fab of the Joint Venture Company for any given week based on the available Manufacturing Capacity for such fab for such week, so that Micron shall receive a share of Manufacturing Capacity for such week based on MNL’s Output Percentage and NTC shall receive a share of Manufacturing Capacity for such week based on its Output Percentage.

(vi)           Requests of Micron and NTC for products or product mixes different from the pre planned Baseline Flow with respect to a fab shall be honored, except to the extent honoring such request would lead to wafer starts for the non-Baseline Flow products at such fab resulting in Micron or NTC receiving more than the

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Manufacturing Capacity allocated to such Person under the current Baseline Flow for such fab.  To the extent that both Micron and NTC request changes in products or product mixes at a given fab that result in [***], the Manufacturing Committee shall re-determine the allocation of Manufacturing Capacity based on [***], which shall then be the basis for its loading plans with respect to such fab.

(vii)          The Shareholders shall cause the Joint Venture Company to ensure that Manufacturing Capacity at each fab is allocated as provided for in this Section 7.2.

(viii)         The Manufacturing Committee shall meet at such times as may be helpful or necessary for the efficient operation of the Company but in no event less than monthly.  The Manufacturing Committee shall provide an annual report to the Joint Venture Company for use in a Business Plan and the Manufacturing Plan.

(c)           Manufacturing Plan.  The Joint Venture Company shall prepare an annual manufacturing plan (the “Manufacturing Plan”) under the direction of the President, with input from the Executive Vice President, the Shareholders and the Manufacturing Committee or such other persons or committees charged with such responsibility from time to time by the Shareholders.  The Manufacturing Plan shall seek to optimize the efficiency and output of the Joint Venture Company and shall be updated monthly by the Manufacturing Committee.  The Manufacturing Plan shall address various manufacturing issues, including without limitation, the Stack DRAM Products to be manufactured, priority of wafer starts and weekly output.

Section 7.3              Output Rights and Obligations.

(a)           Supply Agreement.  As contemplated by the Master Agreement, Micron and NTC will enter into the Supply Agreement with the Joint Venture Company, which Supply Agreement shall provide for the right and obligation of each Shareholder to purchase its Output Percentage of the Stack DRAM Products of the Joint Venture Company.  No amendment or modification of the terms or conditions of the Supply Agreement shall be made without prior written notice to and the prior written consent of NTC and Micron.

(b)           Output Percentage.  As of the Closing, each Shareholder’s Output Percentage shall be [***].  After the Closing, each time a Shareholder (A) transfers, sells or otherwise disposes of Shares (a “Share Disposition”) (it being agreed that any Shares Transferred to employees of a Transferring Shareholder or its Wholly-Owned Subsidiary (or, if MNL is the Transferring Shareholder, to employees of Micron or its Wholly-Owned Subsidiaries) as contemplated by Section 8.4(b) that are not replaced during the Replacement Period through purchases as contemplated by the last sentence of Section 8.4(d) shall be deemed to have been disposed of in a Share Disposition on, and only as of, the last day of the Replacement Period) or (B) purchases, acquires or otherwise receives (other than purchases during the Replacement Period contemplated by the last sentence of Section 8.4(d) and purchases contemplated by Section 8.4(e)), without violation of this Agreement, Shares (a “Share Acquisition”), the Shareholder

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that is participating in such transaction (the “Initiating Shareholder”) shall, contemporaneously with the occurrence of such transaction, provide written notice thereof (the “Change Notice”) to the other Shareholder (the “Other Shareholder”), which notice shall specify, in the case of a Share Disposition, the number of Shares transferred, sold and disposed of, or, in the case of a Share Acquisition, the number of Shares purchased, acquired or otherwise received, by the Initiating Shareholder.  In the case of a Share Disposition, the Other Shareholder shall have [***] days from the delivery of the Change Notice to determine (which determination shall be effectuated by delivering written notice (an “Answer Notice”) to the Initiating Shareholder) whether the Other Shareholder’s Output Percentage should increase, which increase shall take effect on the date that is [***] days following the delivery of such Answer Notice.  In the case of a Share Acquisition, the Initiating Shareholder shall have [***] days from the delivery of the Change Notice to determine (which determination shall be effectuated by delivering written notice (also an “Answer Notice”) to the Other Shareholder) whether the Initiating Shareholder’s Output Percentage should increase, which increase shall take effect on the date that is [***] days following the delivery of such Answer Notice.  If the determination is so made that a Shareholder’s Output Percentage should not increase, then, for purposes of this Section 7.3 only (X) in the case of a Share Disposition, the Initiating Shareholder shall be deemed, for purposes of this Section 7.3 only, to continue to own the number of Shares transferred, sold or otherwise disposed of in the Share Disposition (such deemed Shares being referred to as “Phantom Shares”) and (Y) in the case of a Share Acquisition, the Other Shareholder shall be deemed, for purposes of this Section 7.3 only, to own such number of Shares as is necessary so that its Output Percentage will not change as a result of the Share Acquisition (such deemed Shares also being referred to as “Phantom Shares”).  Notwithstanding anything to the contrary in this Section 7.3(b), the Shareholders shall not be required to give a Change Notice or otherwise comply with the procedures in this Section 7.3(b) if there are Share Dispositions or Share Acquisitions by both Shareholders that occur contemporaneously with respect to which, if both Initiating Shareholders gave Change Notices and both Shareholders giving an Answer Notice elected to increase a Shareholder's Output Percentage as a result thereof, no change in the Shareholders' Output Percentages would occur.

Section 7.4              Marketing and Sales.  With respect to Stack DRAM Products purchased from the Joint Venture Company, each of Micron and NTC shall be free to compete against each other, anywhere in the world and with any customers, using its own marketing and sales channels and personnel.  The Shareholders agree that appropriate safeguards shall be put in place by each Shareholder, and the Shareholders shall cause the Joint Venture Company to put in place such safeguards, to ensure compliance with all applicable competition or anti-trust laws.

Section 7.5              Business Plans and Budgets.

(a)           Initial Business Plan; Initial Budget.

(i)             As contemplated by the Master Agreement, the Shareholders shall work in good faith to prepare, at or prior to the Closing, a mutually acceptable initial

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business plan covering the operations and business planning of the Joint Venture Company (“Initial Business Plan”) from the commencement of the business of the Joint Venture Company until [***] (such period, the “Initial Period”).

(ii)            The Initial Business Plan shall cover [***].

(iii)           The Initial Business Plan shall include an initial budget (“Initial Budget”) which shall cover [***] of the Joint Venture Company to be made during the Initial Period and the capital contributions, if any, required by this Agreement to be made by the Shareholders during the Initial Period.

(iv)           At least [***] days before the beginning of the second Fiscal Year of the Initial Period, the Board of Directors on its own initiative, or at a Shareholder’s request, shall (in consultation with the President and the Executive Vice President) review the Initial Business Plan and determine whether any amendment thereto is necessary or appropriate.  Upon a determination by the Board of Directors that an amendment to the Initial Business Plan is necessary or appropriate, the Board of Directors may approve such amendment and the President and the Executive Vice President shall thereupon implement such amendment to the Initial Business Plan.

(v)           Except pursuant to Section 7.5(a)(iv) above, the Initial Business Plan shall not be amended, updated, modified or superseded without the written consent of the Shareholders.

(b)           Annual Business Plan; Annual Budget.

(i)             For each Fiscal Year after the end of the Initial Period, the President shall, in consultation with the Executive Vice President and with input from the Manufacturing Committee or such other relevant Persons or committees charged by the Shareholders with responsibility for such matters from time to time, prepare and submit to the Board of Directors for approval, an annual business plan (the “Annual Business Plan”) at least [***] days prior to the beginning of the next Fiscal Year.

(ii)           The Annual Business Plan shall include an annual budget (“Annual Budget”) which shall cover [***] of the Joint Venture Company to be made during the period covered by the Annual Budget and the capital contributions, if any, required to be made by the Shareholders during such period.

(iii)           The Annual Business Plan, including the Annual Budget, shall not be amended, updated, modified or superseded without the approval of the Board of Directors.

(c)           Transition Supply Obligation.  With respect to a Share Disposition of all (but not less than all) of the Shares then owned by a Shareholder as contemplated under Sections 12.3, 12.6 and 13.1, the Shareholder that remains a Shareholder of the Joint Venture Company after such Share Disposition shall, [***].

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ARTICLE VIII
EMPLOYEE MATTERS

Section 8.1              Employees.

(a)           Employees of the Joint Venture Company.  The Joint Venture Company shall employ its own personnel, including without limitation, administrative staff, operators, technicians and engineers, and shall be their exclusive employer.  If any current employee of NTC who has been continuously employed by NTC during the [***] (i) permanently transfers to the Joint Venture Company within [***] and (ii) such employee, during the [***] following such transfer has remained an employee of the Joint Venture Company and has not delivered to the Joint Venture Company, or received from the Joint Venture Company, a notice of termination, then NTC shall (x) [***].

(b)           Hiring.  The number, position and compensation of the employees of the Joint Venture Company shall be as determined by the President in consultation with the Executive Vice President, subject to approval of the Board of Directors, which approval may take the form of an Annual Business Plan.

(c)           Employee Policies.  Subject to the approval of the Board of Directors, the Joint Venture Company shall put in place and implement such employee policies, programs and benefits as determined by the President in consultation with the Executive Vice President or as may otherwise be required by Applicable Laws.

Section 8.2              Assigned Employees.

(a)           Micron Assigned Employee Agreement.  Certain employees of Micron may be assigned or transferred to work at or with the Joint Venture Company.  In connection therewith, Micron and the Joint Venture Company shall enter into the Micron Assigned Employee Agreement.

(b)           NTC Assigned Employee Agreement.  Certain employees of NTC may be assigned or transferred to work at or with the Joint Venture Company.  In connection therewith, NTC and the Joint Venture Company shall enter into the NTC Assigned Employee Agreement.

Section 8.3              Employment and Service-Related Forms.  The Joint Venture Company shall have policies applicable to, and ensure that all of its officers, employees and third-party independent contractors, third-party consultants, and other third-party service providers enter into appropriate agreements with respect to, (a) protection of confidential information of the Joint Venture Company, (b) compliance with Applicable Laws, (c) other matters related to the delivery of services to, or employment of such Person by, the Joint Venture Company, (d) intellectual property creation and assignment documents, including invention disclosures, pursuant to which ownership to any intellectual property created in the course of employment with (or service to) the Joint Venture Company shall be transferred and assigned to the Joint Venture Company or its designee, as appropriate.

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Section 8.4              SPV Equity.  Notwithstanding any provision in this Agreement to the contrary:

(a)           Transfer of Shares to SPV.  Each Shareholder (a “Transferring Shareholder”) may Transfer a number of Shares, up to a maximum of [***]% of the Shares it purchased from the Joint Venture Company as contemplated by Sections 3.2 and 3.3, to a Wholly-Owned Subsidiary of such Transferring Shareholder (each, an “SPV”).  For so long as the SPV holds any Shares, such Transferring Shareholder shall be required to retain 100% of the equity and voting interests of such SPV.

(b)           Transfer of Shares by SPV.  Any SPV may, at any time and from time to time, Transfer to the employees of such Transferring Shareholder or its Wholly-Owned Subsidiaries (or, in the case of MNL, to the employees of Micron or its Wholly-Owned Subsidiaries) any or all of the Shares such SPV received as a result of the Transfer contemplated by Section 8.4(a).  In connection with any such Transfer, the Transferring Shareholder shall cause the Person receiving such Shares to agree, for the benefit of the Shareholder that is not the Transferring Shareholder, to restrictions (including with respect to voting and transfer) with respect to such Shares equivalent to the restrictions that would be imposed by this Agreement on the Transferring Shareholder if such Shares were held by the Transferring Shareholder.  The Transferring Shareholder shall use reasonable efforts to enforce such restrictions, provided, however, that any non-compliance or violation of such restrictions by the Persons receiving Shares as contemplated by this Section 8.4(b) shall not in any way affect the deemed ownership by the Shareholders as contemplated under Section 8.4(d) and shall not be regarded as a breach of this Agreement by the Transferring Shareholder.

(c)           No Other Transfer.  Each Transferring Shareholder shall prevent its SPV, if any, from Transferring Shares other than as contemplated by Section 8.4(b).

(d)           Deemed Owned by Shareholders.  [***].

(e)           Repurchase.  With respect to a Transferring Shareholder that has not violated this Section 8.4, such Transferring Shareholder shall not be in violation of this Agreement if, at any time and from time to time, it repurchases from its SPV or from Persons to whom the SPV Transferred Shares in accordance with Section 8.4(b), any or all of the Shares such Transferring Shareholder Transferred to its SPV in accordance with Section 8.4(a).  If, after the Listing, a Transferring Shareholder repurchases Shares from Persons to whom its SPV Transferred Shares in accordance with Section 8.4(b), the Shareholder that is not the Transferring Shareholder shall be deemed to own [***] for each Share the Transferring Shareholder so purchases.

ARTICLE IX
TRANSFER RESTRICTIONS

Section 9.1              Restrictions on Transfer.

(a)           General Restriction.  Except as permitted under Section 8.4 and this Article IX, no Shareholder shall, until [***] (such period, the “Transfer Restriction Period”), sell,

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exchange, transfer, dispose of, encumber, pledge, mortgage or hypothecate (each a “Transfer”), whether directly or indirectly, and shall not make any agreement or commitment to do any of the same, any or all of its rights, title or interest in or to any Shares without the prior written consent of the other Shareholder (except as contemplated by Section 3.5, 12.3, 12.6, or 13.1).  The foregoing consent shall not be unreasonably withheld or delayed where a Shareholder proposes to pledge or otherwise encumber its shares in the Joint Venture Company as collateral to secure any loan to the Joint Venture Company for any purpose relating, directly or indirectly, to the businesses of the Joint Venture Company.

(b)           Other Transfer Prohibitions.

(i)            A Shareholder shall in no event Transfer any part of the Shares of the Joint Venture Company owned by it to any Person if after such Transfer such Shareholder’s Equity Interest would be below [***]%.

(ii)           The Shareholders agree that:

(A)           MNL shall in no event Transfer any part of the Shares of the Joint Venture Company owned by it to [***] without the prior written consent of NTC; and

(B)           NTC shall in no event Transfer any part of the Shares of the Joint Venture Company owned by it to [***] without the prior written consent of MNL.

(c)           Change of Control Event.  [***].

(d)           Transferee to be Bound.  Notwithstanding consent being given by one Shareholder to the other Shareholder for the Transfer of any part of the Shares of the Joint Venture Company owned by the transferring Shareholder to any Person, the transferring Shareholder shall cause and procure the transferee to agree in writing to perform and be bound by all duties and obligations of the transferring Shareholder, including the any transfer restrictions under Section 9.1 of this Agreement, except where the Transfer is made through open market trades which are not, directly or indirectly, related to a negotiated transaction between the transferring Shareholder and the transferee.

Section 9.2              Permitted Transfers.  Notwithstanding Section 9.1, a Shareholder may Transfer all (but not less than all) of its shares in the Joint Venture Company to [***] (a “Permitted Transfer”); provided, that:

(a)           such transferee shall agree in writing to perform and be bound by all duties and obligations of the transferring Shareholder, including the obligations set forth in this Agreement and any Joint Venture Documents to which the transferring Shareholder is a party;

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(b)           the transferring Shareholder shall not be released from its duties and obligations under this Agreement or any other Joint Venture Documents and shall remain fully liable for the performance thereof by such transferee;

(c)           [***]; and

(d)           at least [***] days prior written notice of any such Transfer by a Shareholder of shares in the Joint Venture Company shall be provided to the other Shareholder.

(e)           prior to the effectiveness of a Transfer permitted under this Section 9.2, the transferring Shareholder shall deliver to the Board of Directors and the other Shareholder a certificate stating that:

(i)             the transferring Shareholder is not in breach of any provisions of this Agreement or any other Joint Venture Documents to which the transferring Shareholder is a party;

(ii)            immediately after giving effect to such Transfer, there will exist no event of default or an event or condition that, with the giving of notice or lapse of time or both, would constitute an event of default of the Transferor or such transferee under this Agreement or any of the Joint Venture Documents; and

(iii)           the Transfer will not, and could not reasonably be expected to, cause an adverse effect on the Joint Venture Company or the other Shareholder, including any material adverse tax consequences or an adverse effect due to the loss of intellectual property rights.

Section 9.3              Right of First Refusal.

(a)           Transfer Notice.  At any time during the term of this Agreement, and further subject to Section 9.1, if a Shareholder proposes to Transfer all or any part of the shares in the Joint Venture Company in one or more related transactions (such Shareholder a “Transferor”) to any party other than a Wholly-Owned Subsidiary of Micron or the Transferor, then the Transferor shall give the other Shareholder (the “Receiving Party”) a written notice of the Transferor’s intention to make the Transfer (the “Transfer Notice”), which shall include [***].  The Transfer Notice shall also certify that the Transferor has received a firm offer from the prospective transferee and in good faith believes a binding agreement for such Transfer is obtainable on the terms set forth in the Transfer Notice.

(b)           Option to Purchase.  The Receiving Party shall have the first right and option, at its sole discretion, but not the obligation, to purchase all (but not less than all) of the Offered Shares pursuant to the Sale Offer by delivering a written notice to the Transferor within [***] days from the date of the Sale Offer (such period, the “Option Period”) stating the Receiving Party’s intention to exercise its right and option to purchase the Offered Shares.

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(c)           Closing of Transfer to Receiving Party.  The Transfer of Offered Shares resulting from acceptance of the Sale Offer by the Receiving Party in accordance with paragraph (b) above shall take place at a closing on a date designated by the Receiving Party within [***] days following such acceptance (or, if any governmental or regulatory approvals, consents, filings or authorizations are required in connection with such Transfer, within [***] days following the receipt of all such approvals, consents, filings or authorizations), or at such other time as the Transferor and the Receiving Party may otherwise agree.  At such closing, the Transferor shall be obligated to sell and Transfer the Offered Shares and the Receiving Party shall pay the purchase price for such shares in accordance with the terms and conditions set forth in the Sale Offer.

(d)           Sale to Third Party.  If the Receiving Party elects not to, or fails to give any notice of its intention to, purchase all of the Offered Shares within the Option Period, then, subject to Section 9.1, the Transferor shall have the right for [***] days thereafter (hereinafter the “Transfer Period”) to Transfer the Offered Shares to the prospective transferee identified in the Transfer Notice; provided, however, [***].  If such Transfer is not completed within the Transfer Period, the Transferor shall no longer be permitted to sell such Offered Shares except to again comply with the provisions of this Section 9.3.

ARTICLE X
ACCOUNTING; FINANCIAL MATTERS

Section 10.1            Accounting.  The Shareholders shall use reasonable efforts to cause the Joint Venture Company’s books of account and records to be kept and maintained in accordance with Taiwan GAAP applied on a consistent basis.  The Shareholders shall use reasonable efforts to cause the fiscal year of the Joint Venture Company to be from January 1 to December 31 (“Fiscal Year”) and the fiscal quarter of the Joint Venture Company to be based on calendar months (ending on the last day of each three-month period).

Section 10.2            Access to Information.

(a)           Inspection.  To the extent not in violation of Applicable Laws, each Shareholder and its agents (which may include employees of the Shareholder (or, in the case of MNL, of Micron) or the Shareholder’s independent certified public accountants (or, in the case of MNL, Micron’s independent certified public accountants)) shall have the right, at any reasonable time, to inspect, review, copy and audit (or cause to be audited) at the expense of the inspecting Shareholder any and all properties, assets, books of account, corporate records, contracts, documentation and any other material of the Joint Venture Company or any of its Subsidiaries, at the request of the inspecting Shareholder, whether in the possession of the foregoing or its (or their) independent certified public accountants.  Upon such request, the Shareholders shall use reasonable efforts to cause the Joint Venture Company and each of its relevant Subsidiaries to use reasonable efforts to make available (or cause to make available) to such inspecting Shareholder the Joint Venture Company’s accountants and key employees for

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interviews to verify information furnished or to enable such Shareholder to otherwise review the Joint Venture Company or any of its Subsidiaries and their operations.

(b)           Competitively Sensitive Information.  The Shareholders recognize that the Joint Venture Company may, from time to time, be in possession of Competitively Sensitive Information belonging to a Shareholder, and in no event shall a Shareholder be entitled to access any Competitively Sensitive Information of the other Shareholder in the possession of the Joint Venture Company.  The Shareholders shall use reasonable efforts to cause the Joint Venture Company to maintain procedures reasonably acceptable to both Shareholders (including requiring that the Shareholders use reasonable efforts to label or otherwise identify Competitively Sensitive Information as such) to ensure that the Joint Venture Company will not disclose or provide Competitively Sensitive Information of one Shareholder to the other Shareholder (other than to a Joint Venture Company employee or to an assigned employee of the other Shareholder to the extent required for such employee or assigned employee to perform his or her duties for the Joint Venture Company) or any third party unless such disclosure is specifically requested by the Shareholder providing such Competitively Sensitive Information.

(c)           Information Right.  The Shareholders shall use reasonable efforts to cause the Joint Venture Company to, and to cause the Board of Directors to cause the Joint Venture Company to, provide to each Shareholder the following:

(i)             Monthly Reports.  At the end of each fiscal month, the Joint Venture Company, and, if requested, each of its Subsidiaries, if any, shall provide each Shareholder with the following monthly reports prepared in accordance with Taiwan GAAP consistently applied, in each case within the time period specified below:

 (A)           monthly cash flow report within [***] days after the end of each fiscal month;

 (B)           month-end balance sheet within [***] days after the end of each fiscal month;

 (C)           monthly income statement within [***] days after the end of each fiscal month;

 (D)           monthly operational spending summary within [***] days after the end of each fiscal month; and

 (E)           such other reports as may be reasonably requested by each Shareholder.

(ii)            Quarterly Reports.  As soon as available, but not later than [***] days after the end of each fiscal quarter (other than fiscal quarters ending on the last day of a Fiscal Year, provided that the information required by this Section 10.2(c)(ii) will be included in the reports delivered pursuant to Section 10.2(c)(iii)

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below for the Fiscal Year ending on such date), the Joint Venture Company shall provide to each Shareholder a consolidated balance sheet of the Joint Venture Company as of the end of such period and consolidated statements of income, cash flows and changes in shareholders’ equity, as applicable, for such fiscal quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, each prepared in accordance with Taiwan GAAP.  The quarterly financial statements shall be reviewed by a firm of independent certified public accountants selected from time to time by the Board of Directors (the “Accountants”).  The Joint Venture Company shall also prepare a reconciliation of its quarterly financial statements to U.S. GAAP at the end of each fiscal quarter.

(iii)           Annual Financial Statements.  As soon as available, but not later than [***] days after the end of each Fiscal Year of the Joint Venture Company, audited consolidated financial statements of the Joint Venture Company and its Subsidiaries, which shall include statements of income, cash flows and of changes in shareholders’ equity, as applicable, for such Fiscal Year and a balance sheet as of the last day thereof, each prepared in accordance with Taiwan GAAP, consistently applied, and accompanied by the report of the Accountants.  The Joint Venture Company shall also prepare a reconciliation of its annual audited financial statements to U.S. GAAP at the end of each Fiscal Year.

Section 10.3            Reportable Events.  The Shareholders shall use reasonable efforts to cause the Joint Venture Company to provide notice to the Shareholders of any Joint Venture Company Reportable Event as soon as possible and in any event no later than [***] days after the Joint Venture Company becomes aware of such Joint Venture Reportable Event.  The following events shall be “Joint Venture Reportable Events”:

(a)           Receipt by the Joint Venture Company or any of its Subsidiaries of an offer by any Person to buy an equity interest in the Joint Venture Company or any of its Subsidiaries or a significant amount of its assets or to merge or consolidate with the Joint Venture Company or any of its Subsidiaries, or any indication of interest from any Person with respect to any such transaction;

(b)           The commencement, or threat delivered in writing, of any lawsuit involving the Joint Venture Company or any of its Subsidiaries;

(c)           The receipt by the Joint Venture Company or any of its Subsidiaries of a notice that the Joint Venture Company or any of its Subsidiaries is in default under any loan agreement to which the Joint Venture Company or any of its Subsidiaries is a party;

(d)           Any breach by the Joint Venture Company or any of its Subsidiaries or a Shareholder or an Affiliate of a Shareholder of any contract between the Joint Venture Company or any of its Subsidiaries and a Shareholder or an Affiliate of a Shareholder;

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(e)           The removal or resignation of the auditor for the Joint Venture Company, or any adoption, or material modification, of any significant accounting policy or tax policy other than those required by Taiwan GAAP; or

(f)           Any other event that has had or could reasonably be expected to have a material adverse effect on the business, results of operations, financial condition or assets of the Joint Venture Company or any of its Subsidiaries.

Section 10.4            Dividend Policy.

(a)           Unless otherwise agreed by the Shareholders, the Shareholders shall use reasonable efforts to cause the Joint Venture Company to not declare and pay any dividend, in cash or shares, or otherwise make any distributions until [***].

(b)           Thereafter, dividends and other distributions shall be as determined and approved by the shareholders of the Joint Venture Company.

(c)           Notwithstanding anything in this Agreement to the contrary, the Shareholders shall use reasonable efforts to cause the Joint Venture Company to not make any distribution of cash or other property to any shareholder if the distribution would violate any agreement to which the Joint Venture Company or any of its Subsidiaries is a party or by which it or any of them is bound.

Section 10.5            Bank Accounts and Funds.  The Shareholders shall use reasonable efforts to cause the funds of the Joint Venture Company, including any cash capital contributions, to be deposited in an interest-bearing account or accounts in the name of the Joint Venture Company and to not be commingled with the funds of any Shareholder or any other Person.  The Shareholders shall use reasonable efforts to cause the checks, orders or withdrawals to be signed by any one or more Persons as authorized by the Board of Directors.

Section 10.6            Internal Controls.  The Shareholders shall use reasonable efforts to cause the Joint Venture Company to have in place a system of internal accounting controls, in accordance with the policies agreed by the Shareholders, which shall be approved by the Board of Directors and monitored by the President and the Executive Vice President.  Changes to the Joint Venture Company’s system of internal accounting controls shall be made at the request of either Shareholder, subject to the approval of the Board of Directors; provided, however, that in the event one Shareholder is required to consolidate the financial results of the Joint Venture Company under applicable GAAP, the internal controls and accounting systems of the Joint Venture Company shall be modified as necessary to satisfy that Shareholder’s requirements relating to internal controls and financial reporting and such Shareholder shall be entitled to receive the information and perform the testing that it deems necessary or advisable to satisfy its responsibilities related thereto.

Section 10.7           The Shareholders shall use their respective best efforts to cause the Joint Venture Company to comply with, and establish appropriate procedures to ensure compliance with, the United States Foreign Corrupt Practices Act of 1977, as amended.

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ARTICLE XI
OTHER AGREEMENTS AND COVENANTS

Section 11.1            Tax Cooperation.  The Shareholders shall cooperate in a good faith, commercially reasonable manner to maximize tax benefits and minimize tax costs of the Joint Venture Company and of the Shareholders or their Affiliates with respect to the activities of the Joint Venture Company, consistent with the overall goals of the Joint Venture Documents.  Such cooperation shall include (a) NTC’s use of reasonable efforts to assist Micron, MNL and the Joint Venture Company in applying for applicable tax incentives and for a tax withholding exemption in Taiwan, the Netherlands and such other jurisdictions as may be relevant, with respect to payments made by either, NTC or the Joint Venture Company to Micron or MNL, or by MNL or an Affiliate of MNL to the Joint Venture Company and (b) MNL’s use of reasonable efforts to assist NTC in applying for applicable tax incentives and for a tax withholding exemption in Taiwan, the Netherlands and such other jurisdictions as may be relevant, with respect to payments made by either, the Joint Venture Company to NTC, or by NTC or an Affiliate of NTC to the Joint Venture Company.  Additional assistance may include one Shareholder assisting the other Shareholder in amending one or more of the Joint Venture Documents or seeking a ruling from a taxing authority; provided, however, that neither of the Shareholders shall be required to consent to amend any of the Joint Venture Documents or take other action that such Shareholder reasonably determines is not commercially reasonable; provided, further, that if one Shareholder (and its Affiliates) is not likely (based on reasonable assumptions and projections) to benefit directly or indirectly from an action requested by the other Shareholder pursuant to this Section 11.1, then the Shareholders shall use good faith commercially reasonable efforts to enter into an agreement requiring the requesting Shareholder to reimburse the other Shareholder for the reasonable out-of-pocket costs incurred by that other Shareholder to effect the change desired by the requesting Shareholder, and the other Shareholder shall not be required to incur such costs until such an agreement has been entered into.

Section 11.2            Use of Shareholder Names.  Except as may be expressly provided in the Joint Venture Documents, nothing in this Agreement shall be construed as conferring on the Joint Venture Company, any Subsidiary of the Joint Venture Company or either Shareholder the right to use in advertising, publicity, marketing or other promotional activities any name, trade name, trademark, service mark or other designation, or any derivation thereof, of the Shareholders (in the case of a Shareholder, the other Shareholder).

Section 11.3            Insurance.  Until the Lease Commencement Date (as defined in the Fab Lease), NTC shall cause the Joint Venture Company to be at all times covered by insurance policies of NTC, with coverage consistent with the terms described on Schedule 5.2(B) of the Master Agreement Disclosure Letter.  From and after the Lease Commencement Date, the Shareholders shall use commercially reasonable efforts to cause the Joint Venture Company and the Leased Fab to at all times be covered by insurance of the types and in the amounts set forth on Appendix I hereto.  Such new insurance coverage may be provided through the coverage under one or more insurance policies maintained by Micron or NTC.

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Section 11.4            Public Company Status; Listing.

(a)           The Shareholders shall cooperate in a good faith, commercially reasonable manner to cause the listing of the Shares of Joint Venture Company on a nationally or internationally recognized stock exchange or market, including, without limitation, listing on the Taiwan Stock Exchange or any other recognized stock exchange or market in Taiwan (the “Listing”).

(b)           The Shareholders agree that if the Joint Venture Company is required, or elects, to register as a “public company” under the ROC Company Law, to issue its Shares to the public or employees or otherwise become subject to regulation under the ROC Securities Exchange Law or any Applicable Law which may potentially affect the Shareholders’ respective rights to the ownership or management of the Joint Venture Company, each Shareholder shall cause such registration or  issuance to be structured, and otherwise act and cause the Joint Venture Company to act, so as to preserve, to the maximum extent possible, the terms of this Agreement, both in letter and in spirit.

Section 11.5            Shareholders’ Covenants.  Each Shareholder agrees and covenants that it will not, without the prior written consent of the other Shareholder:

(a)           confess any judgment against the Joint Venture Company;

(b)           enter into any agreement on behalf of, or otherwise purport to bind, the other Shareholder or the Joint Venture Company;

(c)           cause the Joint Venture Company to take any action in contravention of the Articles of Incorporation;

(d)           cause the Joint Venture Company to dispose of the goodwill or the business opportunities of the Joint Venture Company; or

(e)           cause the Joint Venture Company to assign or place its property in trust for creditors or on the assignee's promise to pay any indebtedness of the Joint Venture Company.

Section 11.6            Contractual Relationship Between the Joint Venture Company and Any Shareholder.  With respect to any contract (including under the Fab Lease or the Supply Agreement) between the Joint Venture Company and a Shareholder (or an Affiliate of a Shareholder), the other Shareholder shall have the right to demand that the Joint Venture Company, and shall have the right to cause the Joint Venture Company to, take any action, pursue any right, enforce any obligation or seek recourse pursuant to or under such contract, including with respect to the assertion of any claim or cause of action for breach of contract against the Shareholder (or an Affiliate of the Shareholder) involved in such contractual relationship with the Joint Venture Company.   In respect thereof, each Shareholder agrees that it will not, and it shall cause its representatives elected as directors of the Joint Venture Company to not, interfere with or otherwise obstruct in any respect such action, pursuit, enforcement or recourse.

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ARTICLE XII
DEADLOCK; EVENTS OF DEFAULT

Section 12.1            Deadlock.  A “Deadlock” shall [***], is required for approval, and such matter is not approved because the affirmative vote of [***], is not obtained.

Section 12.2            Resolution of a Deadlock.  If a Deadlock occurs, the Shareholders shall:

(a)           first, submit the matter that was the subject of the Deadlock to the president of each of Micron and NTC by providing notice of the Deadlock to such Persons, and the Shareholders shall use reasonable efforts to cause such Persons to make a good faith effort to hold at least [***] in-person meetings between them to resolve the Deadlock within [***] days of their receipt of the notice of Deadlock;

(b)           next, if the president of each of Micron and NTC are unable to resolve the Deadlock in the given [***] days, then submit the matter to the chairman of each of Micron and NTC for resolution, and the Shareholders shall use reasonable efforts to cause such Persons to make a good faith effort to hold at least [***] in-person [***] between them to resolve the Deadlock within [***] days following the submission of the Deadlock to them;

(c)           next, if the chairman of each of Micron and NTC are unable to resolve the Deadlock in the given [***] days, either Shareholder may commence mediation by providing to ICDR and the other Shareholder a written request for mediation, setting forth the subject of the Deadlock and the relief requested. The Shareholders will cooperate with ICDR and with one another in selecting a mediator from an ICDR panel of neutrals, and in scheduling the mediation proceedings to be held in [***] during the [***] days following the commencement of mediation. The Shareholders covenant that they will participate in the mediation in good faith, and that they will share equally in its costs.  All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the Shareholders, by any of their respective agents, employees, experts and attorneys and by the mediator and any ICDR employees are confidential, privileged and inadmissible for any purpose, including impeachment, in any litigation or other proceeding involving the Shareholders, provided, that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. Either Shareholder may seek equitable relief prior to the mediation to preserve the status quo pending the completion of that process.  The provisions of this Section 12.2(c) may be enforced by any court of competent jurisdiction, and the Shareholder seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys’ fees, to be paid by the Shareholder against whom enforcement is ordered.

Section 12.3            Buyout from Deadlock.

[***].

Section 12.4            Event of Default.  An “Event of Default” shall occur if (a) a Shareholder (the “Defaulting Shareholder”) breaches or fails to perform in any material respect any

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material obligation under this Agreement (other than an obligation to contribute capital to the Joint Venture Company as contemplated by Sections 3.2 and 3.3) and (b) at the end of the Cure Period therefor such breach or failure remains uncured.

Section 12.5            Cure Period.  Upon a Shareholder’s breach or failure to perform an obligation under this Agreement (other than an obligation to contribute capital to the Joint Venture Company as contemplated by Sections 3.2 and 3.3), the other Shareholder (the “Non-Defaulting Shareholder”) shall have the right to deliver to the Defaulting Shareholder a notice of default (a “Notice of Default”).  The Notice of Default shall set forth the nature of the Defaulting Shareholder’s breach or failure of performance.  If the Defaulting Shareholder fails to cure the breach or failure within the Cure Period, the Non-Defaulting Shareholder shall be entitled to take such action as set forth in Section 12.6.  For purposes hereof, “Cure Period” means a period commencing on the date that the Notice of Default is provided by the Non-Defaulting Shareholder and ending (a) [***] days after Notice of Default is so provided, or (b) in the case of any obligation (other than an obligation to pay money) which cannot reasonably be cured within such [***] day period, such longer period not to exceed [***] days after the Notice of Default is so provided as is necessary to effect a cure of the Event of Default, so long as the Defaulting Shareholder diligently attempts to effect a cure throughout such period.

Section 12.6            Default Remedy.

(a)           Upon the occurrence of an Event of Default, the Non-Defaulting Shareholder shall have the right, but not the obligation, by notice delivered in writing to the Defaulting Shareholder not later than [***] days after the expiration of the applicable Cure Period (the “Exercise Notice”), to require the Defaulting Shareholder to:

[***].

(b)           The Shareholders shall in good faith complete the sale and purchase transaction contemplated under Section 12.6(a) as soon as practicable, but in no event later than [***] days after the determination of Fair Value.  [***]

(c)           Notwithstanding anything to the contrary and in addition to the remedies provided under this Section 12.6, the Joint Venture Company and the Non-Defaulting Shareholder may also pursue all other legal and equitable rights and remedies against the Defaulting Shareholder available to it.  The Defaulting Shareholder shall pay all costs, including reasonable attorneys’ fees, incurred by the Joint Venture Company and the Non-Defaulting Shareholder in pursuing any and all such legal remedies.

ARTICLE XIII
BUYOUT

Section 13.1            Buyout Right.

(a)           Exercise of Buyout Right.  If at any time, the Equity Interest of a Shareholder (for purposes of this Section 13.1, the “Non-compliant Shareholder”) falls below [***] of the Equity Interest of the other Shareholder (for purposes of this Section 13.1,

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the “Compliant Shareholder”), the Compliant Shareholder  shall have the right, but not the obligation, by notice to the Non-compliant Shareholder in writing (such notice, the “Buyout Notice”), to purchase all (but not less than all) of the Shares of the Joint Venture Company then owned by the Non-compliant Shareholder and its Subsidiaries (including its SPV) (such Shares, the “Buyout Shares”) at [***].

(b)          Completion of Buyout.

(i)             The Shareholders shall in good faith complete the sale and purchase transaction contemplated under Section 13.1(a) as soon as practicable, but in no event later than [***] days after deliver of the Buyout Notice.

(ii)            [***].

ARTICLE XIV
TERMINATION

Section 14.1            Effective Date.  Subject to obtaining relevant regulatory approvals as may be required, this Agreement shall become effective on the Closing Date, and continue in force unless terminated in accordance with this Agreement.

Section 14.2            Termination.  This Agreement shall terminate upon the Transfer of all of the Shares owned by one Shareholder and its Affiliates to the other Shareholder and/or its Affiliates in accordance with Section 3.5, 12.3, 12.6 and 13.1; provided, that the following provisions shall survive termination of this Agreement:  Sections 7.2 (to the extent Micron and NTC both continue to purchase Stack DRAM Products from the Joint Venture Company under the Supply Agreement), 7.3 (to the extent Micron and NTC both continue to purchase Stack DRAM Products from the Joint Venture Company under the Supply Agreement), 7.5(c), 11.2 and 14.2 and Article XV.

ARTICLE XV
GENERAL PROVISIONS

Section 15.1            Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given upon (a) transmitter’s confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight or recognized international carrier or when delivered by hand, or (c) delivery in person, addressed at the following addresses (or at such other address for a Shareholder as shall be specified by like notice):

if to NTC:

Nanya Technology Corporation
Hwa-Ya Technology Park 669
Fuhsing 3 RD. Kueishan
Taoyuan, Taiwan, ROC
Attn:  Legal  department
Facsimile: 886-3-396-2226

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if to MNL:

Micron Semiconductor B.V.
Naritaweg 165 Telestone 8
1043BW Amsterdam
The Netherlands
Attn:  Managing Director
Facsimile:  020-5722650

with a mandatory copy to Micron:
Micron Technology, Inc.
8000 S. Federal Way
Mail Stop 1-507
Boise, ID 83716
Attn: General Counsel
Facsimile: (208) 368-4537

Section 15.2            Waiver.  The failure at any time of a Shareholder to require performance by the other Shareholder of any responsibility or obligation required by this Agreement shall in no way affect a Shareholder’s right to require such performance at any time thereafter, nor shall the waiver by a Shareholder of a breach of any provision of this Agreement by the other Shareholder constitute a waiver of any other breach of the same or any other provision nor constitute a waiver of the responsibility or obligation itself.

Section 15.3            Assignment.  [***].

Section 15.4            Amendment.  This Agreement may not be amended or modified without the written consent of the Shareholders.

Section 15.5            Third Party Rights.

(a)           The Shareholders agree that the Joint Venture Company shall be a third party beneficiary to the agreements made hereunder by the Shareholders, and the Joint Venture Company shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

(b)           Nothing in this Agreement, whether express or implied, is intended or shall be construed to confer, directly or indirectly, upon or give to any Person, other than the Shareholders and the Joint Venture Company, any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenant, condition or other provision contained herein.

Section 15.6            Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the ROC, without giving effect to its conflict of laws principles.

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Section 15.7            Jurisdiction; Venue.  Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought in the Taipei District Court, located in Taipei, Taiwan, and each of the Parties hereby consents and submits to the exclusive jurisdiction of such court (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.

Section 15.8            Headings.  The headings of the Articles and Sections in this Agreement are provided for convenience of reference only and shall not be deemed to constitute a part hereof.

Section 15.9            Entire Agreement.  This Agreement, together with the Appendices, Exhibits and Schedules hereto and the agreements (including the Joint Venture Documents) and instruments referred to herein, constitute the entire agreement of the Shareholders with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the Shareholders with respect to the subject matter hereof.

Section 15.10          Taxes and Expenses.  Except as otherwise set forth in this Agreement, all taxes, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Shareholder incurring such expenses.

Section 15.11          Severability.  Should any provision of this Agreement be deemed in contradiction with the laws of any jurisdiction in which it is to be performed or unenforceable for any reason, such provision shall be deemed null and void, but this Agreement shall remain in full force and effect in all other respects.  Should any provision of this Agreement be or become ineffective because of changes in Applicable Law or interpretations thereof, or should this Agreement fail to include a provision that is required as a matter of law, the validity of the other provisions of this Agreement shall not be affected thereby.  If such circumstances arise, the Shareholders shall negotiate in good faith appropriate modifications to this Agreement to reflect those changes that are required by Applicable Law.

Section 15.12          Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 15.13          Confidential Information.

(a)           The Shareholders shall abide by the terms of that certain Mutual Confidentiality Agreement among Micron, MNL and NTC dated as of the date of this Agreement (to be joined by the Joint Venture Company at or before the Closing Date), and as may be amended or replaced from time to time (the “Confidentiality Agreement”), which agreement is incorporated herein by reference.  The Shareholders agree that the

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Confidentiality Agreement shall govern the confidentiality, non-disclosure and non-use obligations between the Shareholders respecting the information provided or disclosed in connection with this Agreement.

(b)           If the Confidentiality Agreement is terminated or expires and is not replaced, such Confidentiality Agreement shall continue with respect to confidential information provided in connection with this Agreement, notwithstanding such expiration or termination, for the duration of the term of this Agreement or until a new Confidentiality Agreement is entered into between the Shareholders.  To the extent there is a conflict between this Agreement and the Confidentiality Agreement, the terms of this Agreement shall control.

(c)           The terms and conditions of this Agreement shall be considered “Confidential Information” under the Confidentiality Agreement for which each of Micron and NTC is considered a “Receiving Party” under such Confidentiality Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first written above.

NANYA TECHNOLOGY CORPORATION

By:   /s/ Jih Lien

Print Name:  Jih Lien

Title: President

MICRON SEMICONDUCTOR B.V.

By: /s/ Mark Durcan

Print Name:  Mark Durcan

Title: Proxy Holder

THIS IS THE SIGNATURE PAGE FOR THE JOINT VENTURE AGREEMENT
ENTERED INTO BY AND BETWEEN NTC AND MNL

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APPENDIX I

Insurance

[***]

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